UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 19, 2018

MYOMO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38109	47-0944526
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Broadway, 14th Floor, Cambridge, MA		02142
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 996-9058

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 19, 2018. As of April 23, 2018, the record date for the Annual Meeting, there were 12,406,732 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. The Company’s stockholders voted on the following matters, which are described in detail in the Company’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on April 26, 2018: (i) to elect Thomas A. Crowley as a Class I director of the Company to serve for a three-year term expiring at the Company’s annual meeting of stockholders in 2021 and until his successor has been elected and qualified (“Proposal 1”), (ii) to ratify the appointment of Marcum US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 (“Proposal 2”), and (iii) to approve the 2018 Stock Option and Incentive Plan (“Proposal 3”).

The Company’s stockholders approved the election of Thomas A. Crowley as a Class I director recommended for election in Proposal 1 at the Annual Meeting. The Company’s stockholders voted for the Class I directors as follows:

For	Withhold	Broker Non-Votes
3,370,139	110,215	5,657,498

The Company’s stockholders approved Proposal 2. The votes cast at the Annual Meeting were as follows:

For	Against	Abstain
8,860,777	224,694	52,381

The Company’s stockholders approved Proposal 3. The votes cast at the Annual Meeting were as follows:

For	Against	Abstain
3,261,092	187,734	31,528

No other matters were submitted to or voted on by the Company’s stockholders at the Annual Meeting.

*     *      *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2018	MYOMO, INC.

	By:	/s/ Paul R. Gudonis
Paul R. Gudonis
President and Chief Executive Officer